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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                               _________________

                                    FORM 8-K
                               _________________

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  May 31, 1999

                               _________________

                                AQUARION COMPANY
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                               06-0852232
(State or Other Jurisdiction of         1-8060                (I.R.S. Employer
Incorporation or Organization)       (Commission            Identification No.)
                                     File Number)
       835 Main Street                                          203-335-2333
Bridgeport, Connecticut  06604                          (Registrant's Telephone
(Address of Principal Executive                          Number, Including Area
         Offices)                                                 Code)


                                 NOT APPLICABLE
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           (For Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     Aquarion Company ("Aquarion"), Yorkshire Water plc ("Yorkshire Water") and Waterman Acquisition Corp. ("Merger Sub"), a newly formed corporation wholly owned by Yorkshire Water, have entered into an Agreement and Plan of Merger dated as of May 31, 1999 (the "Merger Agreement"), which provides for the merger of Merger Sub into Aquarion (the "Merger"). Upon the completion of the transaction, Aquarion will be a wholly-owned subsidiary of Yorkshire Water. The Merger Agreement is filed herewith as Exhibit 2 and is incorporated by reference herein.

          The Merger Agreement provides that the owner of each outstanding share of Aquarion Common Stock, no par value, will receive $37.05 in cash, except for those shareholders who perfect dissenters' rights.

          The Merger Agreement includes provisions prohibiting Aquarion from soliciting another takeover proposal, and provides for the payment of certain fees to Yorkshire Water in the event of termination of the Merger Agreement under certain circumstances. The Merger is subject to certain conditions, including the approval of Aquarion's shareholders, utility regulatory approvals in Connecticut and New York, and the expiration of antitrust regulatory waiting periods.

Item 7.  Exhibits

       2. Agreement and Plan of Merger dated as of May 31, 1999 among Aquarion Company, Yorkshire Water plc and Waterman Acquisition Corp.

       99.  Press Release, dated June 1, 1999.
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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     June 8, 1999

                                         AQUARION COMPANY
                                          (Registrant)


                                         By:/s/ Janet M. Hansen
                                            ----------------------------------
                                            Janet M. Hansen
                                            Vice President, Chief
                                            Financial Officer and Treasurer
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                                  EXHIBIT LIST


  2. Agreement and Plan of Merger dated as of May 31, 1999 among Aquarion Company, Yorkshire Water plc and Waterman Acquisition Corp.

  99.    Press Release, dated June 1, 1999